Innovid Announces Acquisition of Converged TV Measurement Leader, TVSquared

Combination Expands Independent, Currency-Grade Measurement Platform Across TV, CTV & Digital

•Purchase price valued at approximately $160 million consists of $100 million in cash as well as additional stock consideration.
•TVSquared total preliminary revenue for the full year of 2021 is expected to be between $20 - $22 million.
•Combined business positions Innovid as a single source for ad-serving and measurement for converged TV.
•Innovid also announced today preliminary expectations for 2021 Q4 and Full Year results, the press release can be seen here.

NEW YORK & EDINBURGH - February 7, 2022 – Innovid (NYSE: CTV), a leading independent connected TV (CTV) advertising delivery and measurement platform, and TVSquared Ltd. (“TVSquared”), an independent global measurement and attribution platform for converged TV, have entered into a definitive agreement in which Innovid will acquire TVSquared in a cash and stock transaction valued at approximately $160 million.

With the industry calling for a more transparent and accountable TV ecosystem, the deal establishes a new currency-grade standard for cross-platform measurement, powered by the scale and automation of an independent global ad server.

“In acquiring TVSquared, we aim to provide the most complete view of the total TV and digital universe through a scalable, currency-grade measurement platform,” said Zvika Netter, CEO and Co-Founder of Innovid. “Additionally, we immediately accelerate and broaden our scope globally, as brands, agencies, publishers, and broadcasters on six continents rely on TVSquared to maximize reach, identify the right audiences and drive business growth with TV. As the market demands greater accountability, Innovid and TVSquared are reimagining the future of cross-platform TV measurement together.”

“By digitizing cross-platform TV advertising, we believe this combination will give advertisers, across the ecosystem, everything they need to transact at scale,” said Jo Kinsella, President, TVSquared. “Together, TVSquared and Innovid are at the center of TV’s transformation, meeting the market’s needs for a converged TV measurement alternative.”

“Innovid and TVSquared share complementary visions to transform TV measurement through a comprehensive view of audiences across all devices and platforms worldwide,” said Calum Smeaton, CEO and Founder, TVSquared. “Joining forces establishes a cross-platform measurement solution that maps one of the largest datasets of audiences, homes, and devices, at scale, across linear, CTV, and digital video.”

Upon closing, Smeaton will be stepping down as TVSquared CEO to take on a strategy role in support of the integration with Innovid. TVSquared’s president, Kinsella, who has been with the company almost since its inception will join the Innovid executive team, reporting into Netter and leading the measurement business.

The combined entity will represent buy-and sell-side customers and process billions of impressions events daily. The joint offering will include ad serving, creative personalization and optimization, outcomes and audience measurement, including reach, frequency and unique unduplicated reach, for the total TV and digital universe.

The TVSquared acquisition is expected to close by the end of Innovid’s fiscal second quarter, subject to the satisfaction of customary closing conditions. All financial information for TVSquared is prepared under UK GAAP which may not be comparable to financial results prepared under US GAAP. TVSquared was advised by LUMA Partners.

Management will hold a conference call to discuss the acquisition, Q4 and Full Year 2021 financial results on February 24 at 8:30 a.m. EST. Speakers will include Zvika Netter, Co-founder and Chief Executive Officer, Tanya Andreev-Kaspin, Chief Financial Officer, and Tal Chalozin, Co-founder and Chief Technology Officer.

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About Innovid
Innovid powers connected TV (CTV) advertising streaming, personalization, and measurement for the world’s largest brands. Through a global infrastructure that enables data-driven personalization, real-time decisioning, scaled ad serving, and accredited measurement, Innovid offers its clients and partners streamlined solutions that optimize the value of advertising investments across screens and devices. Innovid is an independent platform that leads the market in CTV innovation, powered by proprietary technology and exclusive partnerships designed to fuel the future of TV advertising.

Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit innovid.com or follow us on LinkedIn or Twitter.

About TVSquared
TVSquared is one of the largest independent global measurement and attribution platforms for converged TV. TVSquared’s scalable ADvantage platform measures the effectiveness of linear, addressable and OTT/CTV. We power always-on insights for thousands of advertisers globally, including reach and frequency, unique reach, outcomes and audience. We deliver one of the richest pictures of TV ad measurement and attribution, inclusive of over 100 million households globally and more than 75 CTV platforms. Trusted by the entire TV ecosystem as the single source of truth, TVSquared measures TV how people watch it – across platforms and screens. For more information, visit www.tvsquared.com.

Forward Looking Statements
This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding Innovid’s future financial and business performance for the full-year 2022, attractiveness of Innovid’s product offerings and platform and the value proposition of Innovid’s products, are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Innovid’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: Innovid’s ability to execute on its plans to develop and market new products and the timing of these development programs; Innovid’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of Innovid’s solutions; the success of other competing technologies that may become available; Innovid’s ability to identify and integrate acquisitions including the ultimate consummation and integration of the acquisition of TVSquared; the performance of the combined businesses of Innovid and TVSquared; the performance and security of Innovid’s services; potential litigation involving Innovid; and general economic and market conditions impacting demand for Innovid’s services. Innovid does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Press Contact
Chris Harihar
chris@crenshawcomm.com
201-892-9812

Investor Relations Contact
Miri Segal-Scharia
Miri_Segal@innovid.com
917-607-8654